As filed with the Securities and Exchange Commission on September 14, 2009

Registration No. 333-161538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

JMP Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

20-1450327

(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, California 94111

(415) 835-8900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas B. Kilian

Chief Financial Officer

600 Montgomery Street, Suite 1100

San Francisco, California 94111

(415) 835-8900

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Bruce A. Mann, Esq.

Andrew D. Thorpe, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

Telephone: (415) 268-7000

Facsimile: (415) 268-7522

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

JMP Group Inc. is filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-161538) for the purpose of amending the Exhibit Index, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by JMP Group Inc. in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$5,580
FINRA filing fee	10,500
Accounting fees and expenses*	75,000
Legal fees and expenses*	150,000
Listing fees	**
Printing fees*	75,000
Trustee fees and expenses*	35,000
Miscellaneous fees and expenses*	10,000
Total	$6,420

$367,500

*       Estimated solely for the purposes of this Item. Actual expenses may vary.

**     The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide in effect that, subject to certain limited exceptions, we may indemnify its directors and officers to the extent authorized and permitted by the Delaware General Corporation Law. We have also maintained policies to insure our directors and officers, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, we have entered into contracts with certain of our directors and officers providing for indemnification of such persons by us to the full extent authorized or permitted by law, subject to certain limited exceptions.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16.	Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Warrants

1.5*	Form of Underwriting Agreement with respect to Units

2.1	Purchase Agreement dated March 31, 2009 (incorporated by reference to Exhibit 2.1 to the Registrant’s quarterly report on Form 10-Q filed on August 6, 2009).

4.1	Form of Certificate Representing Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-140689) filed on April 19, 2007).

4.2†	Form of Indenture (including Form of Debt Securities) with respect to Debt Securities

4.7*	Form of Specimen Preferred Stock Certificate

4.8*	Form of Certificate of Designation of Preferred Stock

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.10*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.11*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.12*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.13*	Form of Unit Agreement (including Unit Certificate)

4.14*	Form of Rights Agreement (including Form of Rights Certificate)

4.15†	Form of Subscription Agreement

5.1†	Opinion of Morrison & Foerster LLP

12.1†	Statement regarding computation of ratio of earnings to fixed charges

23.1†	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2†	Consent of PricewaterhouseCoopers LLP

23.3†	Consent of PricewaterhouseCoopers LLP

23.4†	Consent of Deloitte & Touche LLP

23.5†	Consent of KPMG LLP

24.1†	Powers of Attorney (included on signature page to this registration statement)

25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Previously filed.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement (File No. 333-161538) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 14th day of September, 2009.

JMP GROUP INC.

By:	/s/ Joseph A, Jolson
Name:	Joseph A. Jolson
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement (File No. 333-161538) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Jolson Joseph A. Jolson	Director, Chairman and Chief Executive Officer (principal executive officer)	September 14, 2009

/s/ Thomas B. Kilian Thomas B. Kilian	Chief Financial Officer (principal financial and accounting officer)	September 14, 2009

/s/ Harris S. Barton* Harris S. Barton	Director	September 14, 2009

/s/ Craig R. Johnson* Craig R. Johnson	Director	September 14, 2009

/s/ Kenneth M. Karmin* Kenneth M. Karmin	Director	September 14, 2009

/s/ Mark L. Lehmann* Mark L. Lehmann	Director	September 14, 2009

/s/ H. Mark Lunenburg* H. Mark Lunenburg	Director	September 14, 2009

/s/ Carter D. Mack* Carter D. Mack	Director	September 14, 2009

/s/ Edward J. Sebastian* Edward J. Sebastian	Director	September 14, 2009

/s/ Glenn H. Tongue* Glenn H. Tongue	Director	September 14, 2009

*By:	/s/ Thomas B. Kilian
Thomas B. Kilian (Attorney-in-fact)

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Warrants

1.5*	Form of Underwriting Agreement with respect to Units

2.1	Purchase Agreement dated March 31, 2009 (incorporated by reference to Exhibit 2.1 to the Registrant’s quarterly report on Form 10-Q filed on August 6, 2009).

4.1	Form of Certificate Representing Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-140689) filed on April 19, 2007).

4.2†	Form of Indenture (including Form of Debt Securities) with respect to Debt Securities

4.7*	Form of Specimen Preferred Stock Certificate

4.8*	Form of Certificate of Designation of Preferred Stock

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.10*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.11*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.12*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.13*	Form of Unit Agreement (including Unit Certificate)

4.14*	Form of Rights Agreement (including Form of Rights Certificate)

4.15†	Form of Subscription Agreement

5.1†	Opinion of Morrison & Foerster LLP

12.1†	Statement regarding computation of ratio of earnings to fixed charges

23.1†	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2†	Consent of PricewaterhouseCoopers LLP

23.3†	Consent of PricewaterhouseCoopers LLP

23.4†	Consent of Deloitte & Touche LLP

23.5†	Consent of KPMG LLP

24.1†	Powers of Attorney (included on signature page to this registration statement)

25.1**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Previously filed.